Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2005, except for the “Reclassifications” paragraph of Note 1, as to which the date is May 30, 2006, relating to the consolidated financial statements of Dassault Systemes, appearing in the Annual Report on Form 20-F of Dassault Systèmes for the year ended December 31, 2006.
Neuilly-sur-Seine, France
December 20, 2007
/s/ Deloitte & Associés
Represented by
Philippe MOURARET